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                                                                    EXHIBIT 10.3

                 EMPLOYMENT AND STOCK REPURCHASE AGREEMENT FOR
                                JOHN A. PHILLIPS


     THIS EMPLOYMENT AND STOCK REPURCHASE AGREEMENT (this "Agreement"), dated as of September 17, 1999 (the "Effective Date"), between ARISTOTLE PUBLISHING, INC., a Delaware corporation (the "Company"), having its principal place of business located at 205 Pennsylvania Avenue, S.E., Washington, D.C. 20003 and John A. Phillips, an individual and a founder of the Company (the "Founder").

                                R E C I T A L S

     A. The Founder is currently serving as the President and a Director of the Company.

     B. The parties acknowledge the valuable contributions Founder has made to the success of the Company, that the Founder's abilities and services are unique and essential to the continued success of the Company and that future investors will invest in the Company in partial reliance on the Founder's serving the Company pursuant to this Agreement.

     C. In light of the foregoing, the Company desires to employ the Founder as its Chairman of the Board, Chief Executive Officer and a Director, and the Founder desires to accept such employment.

                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE, in consideration of the Founder's past services to the Company, the parties hereto, intending to be legally bound, agree as follows:

     1.  Employment. The Company hereby employs the Founder and the Founder
         ----------
hereby accepts employment upon the terms and conditions hereinafter set forth.

     2.  Duties. The Founder shall be engaged initially with the title and
         ------
functions of Chairman of the Board, Chief Executive Officer and Director and, subject to the direction of the Board of Directors, shall perform and discharge faithfully and to the best of his ability the duties, which may be assigned to him from time to time by the Company in connection with such title and functions. The Founder shall devote substantially all of his time, attention and energies to the business of the Company as is reasonably necessary, appropriate or advisable to carry out the duties assigned to him. During the term of this Agreement, nothing shall prohibit the Founder from engaging (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage so long as such activity does not compete, directly or indirectly, with the Company's business as currently conducted or proposed to be conducted; including, without limitation, (a) investing his personal assets in businesses that do not compete with the Company's business as currently conducted or proposed to be conducted; (b) providing services as a director, consultant or advisor to businesses that do not compete with the Company's business as currently conducted

                                       1
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or proposed to be conducted; (c) purchasing securities in any corporation or other entity that do not compete with the Company's business as currently conducted or proposed to be conducted; (d) purchasing securities in any corporation whose securities are regularly traded (provided that such purchase shall not result in his collectively owning beneficially at any time five percent (5%) or more of the equity securities of any corporation engaged in a business competitive to that of the Company's business as currently conducted or proposed to be conducted; and (e) engaging in charitable activities, participating in conferences, preparing or publishing papers or books or teaching.

     3.  Compensation.  For all services rendered under this Agreement:
         -------------

         (a) The Company shall pay the Founder a base salary ("Base Salary") of Two Hundred Twenty Thousand Dollars ($220,000) per annum in equal semi-monthly installments, subject to applicable payroll tax withholding and any applicable contributions to employee benefit programs. The Board of Directors will review, at least annually, the Founder's compensation with a view to increasing it if, in the sole judgment of the Board of Directors, the results of operations of the Company or the services of the Founder merit such an increase.

         (b) During the term of this Agreement, the Founder shall be entitled to participate in any and all incentive compensation plans of the Company.

         (c) During the term of his employment, the Founder shall be entitled to participate in employee benefit plans or programs of the Company, including, without limitation, any plans or programs for Founders of the Company, subject to the rules and regulations applicable thereto.

         (d) During the terms of his employment, the Company will lease an automobile, reasonably satisfactory to Founder, for use by Founder.

         (e) The Founder shall be entitled to prompt reimbursement of all expenses incurred by him in the performance of his duties, subject to the presenting of appropriate vouchers in accordance with the Company's policy.

     4.  Term.  This Agreement shall commence on the Effective Date and
         ----
shall terminate as of the earlier of:

         (a) two (2) years from the date hereof (the "Initial Term") unless either the Founder or the Company notifies the other that he or it elects to extend the term hereof for an additional one (1) year (the "Renewal Period"), such notice to be given within 90 days before the end of the Initial Term hereof or within 90 days before the end of each successive Renewal Period;

         (b)  the death of the Founder;

         (c) thirty (30) days after notice is given by the Company to the Founder; or

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         (d) thirty (30) days after notice is given by the Founder to the
Company, after a material breach of this Agreement by the Company.

     5.  Proprietary Information.  Founder shall execute and abide by the
         ------------------------
Company's standard form of proprietary information and inventions agreement as set forth on Exhibit A, the terms of which are hereby incorporated by reference; provided, however, in the event that the terms of this Agreement conflict with the terms of such proprietary information and inventions agreement, the terms of this Agreement shall control.

     6.   Location of Performance: Relocation.
          -----------------------------------

          (a) The Founder's services will be performed in San Francisco, California or its environs. The parties acknowledge, however, that the Founder may be required to travel extensively in connection with the performance of his duties hereunder.

          (b) If the Founder is required to change his place of residence from San Francisco, California to another location in order to perform hereunder and the Founder agrees to do so, then Company shall pay all the costs and expenses of the Founder and his family connected with such relocation, including reasonable moving and travel expenses and reasonable temporary dwelling costs (for a period not to exceed 180 days) and costs associated with purchasing and selling a permanent place of residence, all such expenses not to exceed $150,000.

     7.  Repurchase Option. Pursuant to this Agreement, One Million Five
         -----------------
Hundred Thousand (1,500,000) shares of Common Stock of the Company owned by Founder (the "Stock") shall be subject to the repurchase option of the Company set forth below ("Purchase Option"):

          (a) In the event that either (i) the Founder voluntarily ceases to be an employee of or associated with the Company or (ii) the Founder is terminated for Cause (as defined below), then the Company shall have the right at any time within sixty (60) days after such cessation to exercise its option to repurchase from the Founder or his personal representative, as the case may be, at the Founder's cost, up to but not exceeding the number of shares of stock which have not vested under the provisions of subsection (b) below. Engagement of the Founder solely as a director, consultant or advisor to the Company shall not be deemed as cessation of employment or association with the Company. As used herein, employment with the Company shall include employment with a "parent" or "subsidiary" of the Company as those terms are defined in Sections 424(e) and
(f) of the Internal Revenue Code of 1986, as amended.

          (b) The Company may exercise its Purchase Option as to the maximum portion of the Stock specified in the following table:

                                       3
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
If employment ceases:                          Stock subject to Purchase Option:
____________________                           ________________________________
----------------------------------------------------------------------------------------------
At the Effective Date                          750,000 shares
----------------------------------------------------------------------------------------------
From the Effective Date until thirty (30)      750,000 minus (25,000 multiplied by number of
                                                       _____         __________
----------------------------------------------------------------------------------------------
 months after the Effective Date               full months since the Effective Date)
----------------------------------------------------------------------------------------------
Thereafter                                     None
----------------------------------------------------------------------------------------------

         (c) The Purchase Option shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 11. Such notice shall identify the number of shares to be purchased and shall notify the Founder of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within ninety (90) days from the date of cessation of employment or association.

         (d) The Founder shall not transfer by sale, assignment, hypothecation, donation or otherwise any of the Stock or any interest therein subject to the Purchase Option without the prior express written consent of the issuer of the shares. The parties agree to execute and deliver such further instruments and agreements and take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

         (e) The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

         (f) The Founder shall exercise all rights and privileges of a shareholder of the Company with respect to the Stock.

         (g) This Section 7 shall terminate upon the exercise in full or expiration of the Purchase Option or the closing of a firm commitment underwritten public offering of the Company's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, whichever first occurs.

     8.  Severance.
         ---------

         (a) If the Founder's employment or association with the Company terminates due to an Involuntary Termination Without Cause at any time after the Effective Date or a Constructive Termination at any time after a Change in Control, the Founder shall be entitled to receive the benefits set forth in this
Section 8. As used herein, employment or association with the Company shall include employment with a "parent" or "subsidiary" of the Company as those terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended.

                                       4
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         (b) Within ten (10) days of Involuntary Termination Without Cause or a
Constructive Termination, the Founder shall receive from the Company the first of a series of cash payments to occur twice monthly over a four-month period and which, in the aggregate, shall equal one hundred percent (100%) of the Founder's then Base Salary plus any other incentive compensation payable to the Founder, subject to applicable tax withholding.

         (c) Notwithstanding the language of the Founder's option agreement(s) or any other language to the contrary, the vesting of the Founder's stock option(s) shall accelerate and immediately become vested and exercisable with respect to all of those option shares, which otherwise would not be vested and exercisable on the date of such Founder's Involuntary Termination Without Cause or Constructive Termination. Notwithstanding any language to the contrary, the vesting of the Founder's Stock described in Section 7 above shall accelerate and immediately become vested and the Purchase Option will lapse with respect to all of Stock, which otherwise would not be vested on the date of the Founder's Involuntary Termination Without Cause or Constructive Termination.

         (d) The Founder and his covered dependents shall be eligible to continue their health care benefit coverage as permitted by COBRA (I. R. C.
Section 4980B) at no cost to the Founder and his covered dependents for a period of twelve (12) months after the Founder's Involuntary Termination Without Cause or Constructive Termination; provided, however, that payment of such COBRA premiums by the Company shall cease upon the Founder commencing employment with a new employer that provides comparable benefits to the Founder and his covered dependents.

         (e) The Founder shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Founder as a result of employment by another employer or by any retirement benefits received by the Founder after the date of the Founder's Involuntary Termination Without Cause or Constructive Termination.

         (f) Upon the occurrence of the Founder's Involuntary Termination Without Cause or Constructive Termination, and prior to the receipt of any benefits under this Agreement on account of such termination, the Founder shall execute a release for the benefit of the Company in form and substance reasonably acceptable to the Company and in compliance with applicable law.

         (g) If the Employee has been disabled for a period of at least twelve
(12) months during which period he was disabled for two hundred seventy (270) consecutive days, the Company may elect, upon notice to the Founder, to pay the Founder one-half (1/2) of the compensation the Founder would otherwise be entitled to pursuant to clause (i) above. Disability shall mean the Founder's inability, due to sickness or injury, to perform effectively his duties hereunder.

                                       5
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         9.  Registration Rights.  The Founder shall be entitled to those
             -------------------
rights set forth in Section 1.3 (Piggy-back Rights) of that certain Investors' Rights Agreement, dated as of September 17, 1999 by and among the Company and its holders of its shares of Series A Preferred Stock (the "IRR"). Capital stock of the Company now owned or hereinafter acquired by the Founder shall be deemed Registrable Securities (as defined under the IRR) and the Founder shall be deemed a Holder (as defined under the IRR) for purposes of Section 1.3. The Company shall obtain the consents necessary to add the Founder as a party to the IRR.

         10.  Non-Compete.  For the period of one year after termination of
              ------------
employment (other than for termination without Cause or Constructive Termination), Founder shall not enter into or engage generally in direct competition with the Company or its subsidiaries anywhere in the business of operating, creating, designing, programming, marketing, or selling political products, professional campaign services, campaign software, advertising, or databases derived from registered voter lists, for any other person or entity, including, specifically, but not limited to, any competitor, client, or former client of the Company, or any governmental entity.

         11.  Assignment: Notices.  This Agreement may not be assigned by any
              -------------------
party hereto. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered mail to the Founder at 2237 Union Street, San Francisco, CA 94123 or the Company at its address set forth above, Attention: Secretary.

         12.  Waiver of Breach.  A waiver by the Company or the Founder of a
              ----------------
breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         13.  Entire Agreement.  This Agreement contains the entire agreement of
              ----------------
the parties with respect to the subject matter hereof, and supersedes any and all prior agreements relating to the subject matter hereof. It may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         14.  Governing Law.  This Agreement shall be governed by, interpreted
              -------------
and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the personal jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

         15.  Headings:  Counterparts.  The headings of the Sections hereof are
              -----------------------
inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one agreement.

         16.  Attorneys Fees.  If either party hereto brings any claim or
              --------------
action to enforce his or its rights hereunder, the prevailing party shall be entitled to recover from the other party reasonable attorneys fees and costs incurred in connection with such claim or action, whether or

                                       6
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not a legal proceedings is actually commenced in connection with enforcing such party's rights hereunder.

     17.  Miscellaneous Definitions.
          -------------------------

          (a) "Cause" shall mean (i) an act of dishonesty by Founder intended to result in gain or personal enrichment of Founder which causes material harm to the reputation of the Company; (ii) Founder personally engaging in illegal conduct which causes material harm to the reputation of the Company; (iii) Founder's continued failure to substantially perform the duties and obligations of his employment which are not remedied within twenty (20) days after notice thereof from the Board of Directors; (iv) Founder being convicted of a felony, misdemeanor or gross misdemeanor relating to, an act of dishonesty or fraud against, or a misappropriation of property belonging to, the Company; (v) Founder's engagement in substance abuse which substantially impairs his ability to perform the duties and obligations of Founder's employment or causes material harm to the reputation of the Company; (vi) Founder personally engaging in any act of moral turpitude that causes material harm to the reputation of the Company; or (vii) Founder knowingly and intentionally breaching in any material respect the terms of this Agreement (or any confidentiality agreement or invention or proprietary information agreement with the Company); provided, however, Cause shall not include any act or omission undertaken or omitted to be taken by the Founder that was done so at the direction of the Board of Directors, or that he believed in good faith at the time was not illegal after reasonable inquiry; it shall be deemed reasonable and in good faith for the Founder to rely on advice provided by the Company's legal counsel, with respect to legal issues, and the Company's accountants, with respect to accounting or accounting related issues.

          (b) "Change in Control" means the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 40% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or the sale, transfer other disposition of all or substantially all of the Company's assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction.

         (c) "Constructive Termination" means that the Founder voluntarily terminates employment with the Company after any of the following are undertaken without the Founder's express written consent:

              (i) the assignment to the Founder of any duties or responsibilities that result in a material diminution or materially adverse change of the Founder's position, status or circumstances or employment; provided, however, that a mere change in the Founder's title or reporting relationship shall not constitute a Constructive Termination;

              (ii) a reduction by the Company in the Founder's Base Salary;

              (iii) any failure by the Company to maintain in effect any benefit plan, including incentive plans, in which the Founder is participating, or the taking of any action by the Company that would materially adversely affect the Founder's participation in or reduce the Founder's benefits under any of such plans or deprive the Founder of any fringe benefit then enjoyed by the Founder; provided, however, that any such failure shall not be deemed a Constructive Termination if (A) the Company offers a range of benefit plans and programs that taken as a whole are comparable to existing benefit plans and programs of the Company, or
     (B) all similarly situated executive officers of the Company are affected in the same manner,

              (iv) a relocation of the Founder's business office to a location more than twenty-five (25) miles from the location at which the Founder performs duties as of the Effective Date, or such other location thereafter that the Founder consents to, except for required travel by the Founder contemplated in Section 6(a) hereof;

              (v) any material breach of this Agreement by the Company or any other agreement between the Founder and the Company that remains uncured for twenty (20) days after written notice thereof to the Chairman or any two members of the Company's Board of Directors; and

              (vi) after a Change in Control and failure by the Company to obtain the assumption by the Company's successor-in-interest or assignee of this Agreement or any other material agreement between the Founder and the Company relating to the Founder's employment.

         (d) "Involuntary Termination Without Cause" means the Founder's dismissal or discharge from the Company other than for Cause. The termination of the Founder's employment as a result of death or disability will not be deemed to be an Involuntary Termination Without Cause.



              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                       8
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.


                              ARISTOTLE PUBLISHING, INC.



                              BY:  /s/ John Phillips
                                   ___________________________________

                                    Name: John Phillips
                                          ____________________________

                                    Title: CEO
                                           ___________________________



                              FOUNDER



                              _________________________________________

                                       9
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.


                              ARISTOTLE PUBLISHING, INC.



                              BY:
                                   ___________________________________

                                    Name:
                                          ____________________________

                                    Title:
                                           ___________________________



                              FOUNDER


                               /s/ John Phillips
                              _________________________________________

                                       10
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                                   EXHIBIT A

                   FORM OF PROPRIETARY INFORMATION AGREEMENT

                              [see Exhibit 10.13]